CONSTRUCTION LOAN
                                                              (MULTIPLE LOANS)


                                PROMISSORY NOTE


$900,000.00                                                Date: July 18, 1996


         FOR VALUE RECEIVED, the undersigned, AMERIKING TENNESSEE CORPORATION I, a Delaware corporation, (hereinafter referred to as "Borrower"), HEREBY PROMISES TO PAY to the order of FRANCHISE ACCEPTANCE CORPORATION LIMITED ("Lender") in lawful money of the United States of America, the principal amount of the lesser of (a)Nine Hundred Thousand and No/100ths Dollars ($900,000.00) United States dollars and (b) the aggregate unpaid principal amount of all advances made by Lender to Borrower pursuant to the Loan and Security Agreement dated of even date herewith between Lender and Borrower (as amended or supplemented from time to time, the "Agreement"), together with interest on the unpaid principal balance outstanding from time to time at a rate equal to the applicable Program Rate (as defined in the Agreement) dated July 18, 1996, plus three and 41/100ths percent (3.41%) prior to the Completion Date (as defined below) and the applicable Program Rate plus two and 91/100ths percent (2.91%) thereafter (such percentage being referred to herein as the "Applicable Margin"). Prior to the Completion Date, interest shall accrue and be added to the outstanding principal balance of this Note and become part of it and shall bear interest at the same rate as principal. On and after the Completion Date, accrued interest shall be payable in arrears on the unpaid principal balance of this Note on the twenty-fifth (25th) day of each month (each, a "Payment Date") commencing on __________, 1996 and continuing until this Note is fully paid, and principal on this Note shall be payable in eighty-four (84) consecutive monthly installments on each Payment Date, commencing on the first Payment Date after the Completion Date until this Note is fully paid; provided, however, that the final payment under this Note shall be in the amount of the balance of principal, interest and all other charges remaining unpaid. "Completion Date" means the earlier of __________, 19__ or the date on which the construction or remodeling of the Restaurant being financed by this Note is completed. The amount of each monthly installment of principal is set forth in Annex A attached hereto and made a part hereof. Capitalized terms used but not defined in this Note are defined in the Agreement.

         Interest shall be calculated on the basis of a three hundred and sixty
(360) day year and charged on the actual number of days elapsed in each calendar year by multiplying the actual number of days the debt is outstanding in each calendar year by the rate of Interest, and dividing the product thereof by three hundred and sixty (360).


2.1 Document Reference: SDPC-7288-1
July 17, 1996
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         In the event of the acceleration of this Note, and the mortgage, if any, by which it is secured, by reason of any default thereunder, any prepaid and unearned interest in excess of the highest rate allowable by law to date of enforcement of payment, shall thereupon be refunded to the maker automatically by crediting of same against the sums then due, but such credit shall not cure or waive the occasioning default and acceleration. Under no circumstances shall the total liability for payment in the nature of interest under this Note and the mortgage by which it is secured exceed the highest rate allowed by law.

         All advances hereunder may be endorsed by the holder of this Note on Annex B attached hereto. Each recordation of any advance shall be presumptive evidence that such advance was made by Lender to Borrower in the amount and on the date indicated.

         Borrower shall make each payment hereunder not later than 11:00 a.m. (Eastern time) on the day when due in U.S. dollars through the Disbursing Account as provided in the Agreement for the account of the Lender.

         In the event of a partial prepayment of principal due and payable hereunder, no such partial prepayment shall postpone or interrupt payments of principal and interest, all of which shall continue to be due and payable at the time and the manner set forth above.

         If any payment of principal or interest on this Note shall become due on a day which is not a business day, such payment shall be made on the next succeeding business day.

         Upon the maturity of any portion of this Note, whether by acceleration or otherwise, Borrower further promises to pay interest at the rate per annum equal to the sum of (x) 2.0%, plus (y) the Applicable Margin, plus (z) the Program Rate in effect from time to time, on the then outstanding past-due amount of principal, until such amount is paid in full. Such interest shall be payable upon demand of the Lender.

         In the event that any amounts due hereunder have not been paid to the Lender within five (5) days after the date due, Borrower shall pay on demand as a late charge, to the extent legally permitted, an amount equal to the lesser of five percent (5%) of such overdue amounts or the maximum amount allowed by law.

         This Note is one of the Notes referred to in the Agreement and evidences indebtedness incurred under the Agreement. The Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

         Not more than once a year, Borrower may prepay all or a portion of the principal hereof, interest accrued but unpaid hereon and any other amounts as may be due and payable hereunder at any time; provided that Borrower shall give at least forty-five (45) days' prior written notice to Lender of the intended date of prepayment, which date shall be a Payment Date and provided further

2.1 Document Reference: SDPC-7288-1
July 17, 1996
                                       2
that any partial prepayment of principal shall be in an amount of at least $25,000 and shall be applied to the installments due on this Note in the inverse order of maturity.

         Borrower hereby waives presentment, demand for payment, notice of protest, or dishonor and all other notices or demands in connection with the delivery, acceptance, performance, default, acceleration or enforcement of this Note and hereby consents to any extensions of time, renewals, releases of any party to this Note, waivers or modifications that may be granted or consented to by the holder of this Note in respect of the time of payment or any other provision of this Note.

         Each Borrower, endorser, and/or guarantor jointly and severally agrees to pay all costs, reasonable attorneys' fees, paralegal fees, and expenses incurred in the event it becomes necessary for Lender to protect its security and in the event of collection, whether or not Lender brings suit; and if suit is brought said parties agree to pay the Lender's costs and reasonable attorneys' fees, paralegal fees and expenses incurred therein including costs and reasonable attorneys' fees, paralegal fees, and expenses incurred on appeal, if any.

         BORROWER CONSENTS TO THE ASSIGNMENT BY LENDER OF ALL OR ANY PORTION OF ITS RIGHTS UNDER THIS NOTE AND THE OTHER LOAN DOCUMENTS, INCLUDING, BUT NOT LIMITED TO, ASSIGNMENT(S) TO PURCHASERS AND CREDIT ENHANCERS MADE IN CONNECTION WITH THE FRANCHISEE LOAN PROGRAM. BORROWER ACKNOWLEDGES AND AGREES THAT ANY AND ALL RIGHTS OF LENDER UNDER THIS NOTE AND THE OTHER LOAN DOCUMENTS MAY BE EXERCISED FROM TIME TO TIME BY ANY ASSIGNEE OR SUCCESSOR OF LENDER, INCLUDING, BUT NOT LIMITED TO, ANY PURCHASER, ANY PURCHASER AGENT, ANY CREDIT ENHANCER OR ANY AGENT, TRUSTEE OR OTHER REPRESENTATIVE THEREFOR, INCLUDING CITICORP NORTH AMERICA, INC., AS SERVICING AGENT. BORROWER AGREES THAT ANY ASSIGNEE'S RIGHTS SHALL BE FREE OF ALL DEFENSES, SET-OFFS OR COUNTERCLAIMS WHICH BORROWER MAY HAVE AGAINST LENDER.

         Notwithstanding any other provision set forth in this Note, any holder of this Note may at any time create a security interest in all or any portion of its rights under this Note in favor of any Federal Reserve Bank in connection with Regulation A of the Board of Governors of the Federal Reserve System.

         This Note shall be binding upon Borrower and the Borrower's personal representatives, estate, heirs, devisees, legatees, its successors and assigns, as applicable.

         This Note shall be governed by, and construed in accordance with, the laws of the State of New York, United States.

         Except as may be prohibited by law, Lender and Borrower hereby knowingly, voluntarily, intentionally and unconditionally waive the right either may have to a jury trial in respect to any

2.1 Document Reference: SDPC-7288-1
July 17, 1996
                                       3
litigation based hereon, or arising out of, under or in connection with this Note, or any agreement or instrument contemplated to be executed in conjunction herewith, or any course of conduct, course of dealing, statements (whether oral or written) or actions of either party. If the subject matter of any such litigation is one in which the waiver of a jury trial is prohibited, neither the Borrower nor the Lender shall present a non-compulsory counterclaim in such litigation or any claim arising out of this Note. Furthermore, neither the Lender nor Borrower shall seek to consolidate any such action in which a jury trial has not been waived. This provision is a material inducement for the Lender's extension of credit to the Borrower.



                (THE REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)


2.1 Document Reference: SDPC-7288-1
July 17, 1996
                                       4





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         If Lender chooses to waive any provision of this Note, or if any provision of this Note is construed by a court of competent jurisdiction to be invalid or unenforceable, it shall not affect the applicability, validity, or enforceability of the remaining provisions of this Note.

BORROWER                                        WITNESSES:

AMERIKING TENNESSEE CORPORATION I,
a Delaware corporation

By: /s/ Lawrence E. Jaro                        By: /s/ Deborah L. Bayles
   ---------------------------------               ------------------------
Name: Lawrence E. Jaro, President               Name: Deborah L. Bayles
      ------------------------------                 ----------------------


By:/s/ Joel Aaseby                               By: /s/ Deborah L. Bayles
   ---------------------------------               ------------------------
Name:  Joel Aaseby, Secretary                    Name: Deborah L. Bayles
      ------------------------------                 ----------------------

Address:
         AmeriKing Tennessee Corporation I
         2215 Enterprise Drive
         Westchester, Illinois 60154
         Attention:  Joel Aaseby

                                  ENDORSEMENT

PAYABLE TO THE ORDER OF CITICORP NORTH AMERICA, INC. AS INVESTOR AGENT, WITHOUT RECOURSE, EXCEPT AS PROVIDED IN THE FRANCHISE LOAN PURCHASE
AND SALE AGREEMENT BETWEEN LENDER, THE INVESTOR AGENT AND CERTAIN
OTHER PARTIES

         FRANCHISE ACCEPTANCE CORPORATION
         LIMITED


         By: /s/ D. McCARTHY
             ---------------------------------------
         Name: D. McCARTHY
              --------------------------------------
         Title: DIRECTOR
               -------------------------------------

         By: /s/ P. HANNIGAN
             ---------------------------------------
         Name: P. HANNIGAN
              --------------------------------------
         Title: DIRECTOR
               -------------------------------------



2.1 Document Reference: SDPC-7288-1
July 17, 1996
                                       5





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                                    ANNEX A
                             TO THE PROMISSORY NOTE


                             AMORTIZATION SCHEDULE


                                [To be supplied]




2.1 Document Reference: SDPC-7288-1
July 17, 1996
                                      A-1

                                    ANNEX B
                             TO THE PROMISSORY NOTE


                             ADVANCES OF PRINCIPAL

Date       Amount of Advance                   Balance          Notation by
----       -----------------                   -------          -----------































2.1 Document Reference: SDPC-7288-1
July 17, 1996
                                      B-1